Exhibit 99.1

Information Relating to Part II, Item 14 — Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the sale and distribution of 23,000,000 shares of common stock of General Maritime Corporation (the “Company”) by the Company pursuant to the Company’s registration statement on Form S-3 (File No. 333-157215), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 8, 2009, as supplemented by the Company’s prospectus supplement dated March 30, 2011, other than underwriting discounts and commissions.

All of the amounts shown except amounts previously paid are estimated.

Item	Amount

NYSE Listing Fee	$86,250
Legal Fees and Expenses	$300,000
Printing Expenses	$60,000
Accounting Fees and Expenses	$70,000
Transfer Agent Fees and Expenses	$4,000
Total	$520,250